UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

UNITED STATES ANTIMONY CORPORATION

(Exact name of registrant as specified in its charter)

Montana	001-08675	81-0305822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47 Cox Gulch, P.O. Box 643

Thompson Falls, Montana 59873

(Address of Principal Executive Offices)

(406) 827-3523

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on whichregistered
Common Stock, $0.01 par value	UAMY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b 2 of the Securities Exchange Act of 1934 (17 CFR §240.12b 2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On August 2, 2021, United States Antimony Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting was June 7, 2021. At the close of business on that date, the Company had 106,253,081 shares of common stock, 177,904 shares of Series C preferred stock, and 1,751,005 shares of Series D preferred stock issued and outstanding and entitled to be voted at the Annual Meeting. At the Annual Meeting, two proposals were submitted to the Company’s stockholders. The proposals are described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 21, 2021. The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following directors to serve for a term expiring at the 2021 Annual Meeting. The voting results are set forth below:
	Votes For	Votes Withheld	Broker Non-Votes	Affirmative Voted
Hartmut W. Baitis	55,953,478.00	1,799,729.00	2,955,878.00	96.88%
Russell C. Lawrence	57,646,335.00	106,872.00	2,955,878.00	99.81%
Lloyd Joseph Bardswich	57,593,541.00	159,666.00	2,955,878.00	99.72%
Blaise Aguirre, MD	52,826,814.00	4,926,393.00	2,955,878.00	91.47%

Proposal 2

The Company’s stockholders ratified the selection of Assure CPA, LLC as the Company’s independent registered public accounting firm for the years ending December 31, 2020 and 2021. The voting results are set forth below.
Votes For	Votes Against	Abstentions	Broker Non-Votes	Affirmative Voted
60,596,351.00	68,347.00	44,387.00	0.00	99.81%

ITEM 8.01. OTHER EVENTS

The following statements were made by management at the Annual Meeting, which statements management determined to be materially significant for the Company:

1.
We have solicited interest for potential partnership with a junior mining company regarding the exploration of the Los Juarez property. This solicitation is under review at the present time.

2.
We have purchased 350 tons of antimony ore from our Mexican sources and have processed 60% of this into crude oxide as well as some into finished oxide. The processing experiment currently underway has been promising insofar that it has yielded some percentage of finished oxide in fewer furnacing steps. Clearly, this represents a great price margin advantage.

3.
We received two trisulfide furnaces last week and installation of those is underway.

4.
The website has been revised and the USAC portion was published 28 July 2021. The BRZ portion is under construction.

5.
So far this year we have sold 671,870 lbs of antimony oxide generating a revenue of $2,623,889 dollars and for an average sale price of $3.91/lb of oxide or an equivalent average sale price of $4.71/lb antimony. Antimony prices have come up again, remained high, though volatile. We are sold out until late October at current smelting labor capacity. We are increasing our capacity at our Mexican smelter where labor is not a problem.

6.
So far this year we have sold 5,778 tons of zeolite generating a revenue of $1,235,170 dollars and for an average sale price of $213.77/ton. Gretchen Lawrence, our sales director for zeolite has done miracles keeping customers happy during the installation of the new hammermill, increasing and unifying our prices as a function of product size and between customers, obtaining new customers, and coordinating trucks. Additionally, our team of labor at BRZ has performed excellently.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

August 2, 2021	By:	/s/ John Gustavsen
John Gustavsen
Interim Chief Executive Officer